Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Covenant Logistics Group, Inc.

We hereby consent to the incorporation by reference in the registration statements (File No. 333-2654, File No. 033-88686, File No. 333-37356, File No. 333-134939, File No. 333-174582, File No. 333-189060, File No. 333-231390, and File No. 333-239724) on Form S-8 and in the registration statement (No. 333-266826) on Form S-3, of Covenant Logistics Group, Inc. of our report dated February 16, 2024, with respect to the consolidated financial statements of Transport Enterprise Leasing, LLC, included in this Form 10-K of Covenant Logistics Group, Inc.

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee

February 28, 2024